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                                                                     EXHIBIT 22

                 SUBSIDIARIES OF WESTCOTT COMMUNICATIONS, INC.


1.  Tel-A-Train, Inc., a Delaware corporation.

2.  ASTN, Inc., a Delaware corporation.

3.  Law Enforcement Television Network, Inc., a Texas corporation.

4.  Law Enforcement Television Network, Inc., a Delaware corporation.

5.  LETN, Inc., a Delaware corporation.

6.  Westcott Communications Michigan, Inc., a Michigan corporation.

7.  American Heat Video Productions, Inc., a Missouri corporation.

8.  Excellence in Training Corporation, a Delaware corporation.

9.  PSTN, Inc., a Delaware corporation.

10.  IDTN Leasing Corp., a Delaware corporation.

11.  Health & Sciences Network, Inc. a California corporation.

12.  Princeton/American Communications Company, Inc., a New Jersey corporation.

13.  Bankers Training & Consulting Company, a Missouri corporation.

14.  Westcott ECI, Inc., a Texas corporation.

15.  TI-IN Acquisition Corp., a Texas corporation.

16.  Industrial Training Systems Corporation, a New Jersey corporation.

17.  Westcott Communications, Canada, a Canadian corporation.